As filed with the Securities and Exchange Commission on June 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	7311	98-0364441
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
Incorporation or Organization)	Classification Code Number)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(646) 429-1800

(Address of Registrant’s Principal Executive Offices)

MDC PARTNERS INC.

2016 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Mitchell Gendel, Esq.

General Counsel

745 Fifth Avenue, 19th Floor, New York, NY 10151

(646) 429-1803

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Risë Norman	Dee Rajpal
Simpson Thacher & Bartlett LLP	Stikeman Elliot LLP
425 Lexington Avenue	5300 Commerce Court West, 199 Bay Street
New York, NY 10017	Toronto, ON M5L 1B9
(212) 455-2000	(416) 869-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE
Name of Plan	Title of Securities to be registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2016 Stock Incentive Plan	Class A Subordinate Voting Shares, No Par Value	1,500,000	$18.12	(2)	$27,180,000	(2)	$2,737.03

(1)

Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the MDC Partners Inc.’s 2016 Stock Incentive Plan (the “2016 Plan”) as a result of stock splits, stock dividends or similar adjustments of the outstanding Class A Subordinate Voting Shares of MDC Partners Inc. (“the Registrant”).

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Class A Subordinate Voting Shares of the Registrant as reported on the NASDAQ on June 24, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

 Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i)           The Registrant’s Annual Report on Form 10-K (Registration No. 001-13718) for the fiscal year ended December 31, 2015, filed by the Registrant with the Commission on February 26, 2016 (the “Annual Report”);

(ii)         All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

(iii)         The description of the Registrant’s Class A Subordinate Voting Shares included in the Registration Statement on Form 8-A (No. 001-13718) filed by the Registrant under the Exchange Act with the Commission on October 13, 1998, as amended from time to time.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Canada Business Corporations Act (the “Act”) provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.  Where such an officer or director was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred by the officer or director in connection with the defense of any civil, criminal, investigative or other proceeding to which he or she was subject by reason of being a director or officer.

The Registrant’s bylaws provide that, except as otherwise provided for in the Act, as amended, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, firm or corporation with whom or which any of the moneys, securities or effects of the Registrant shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Registrant, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her respective office or trust or in relation thereto, unless the same happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Registrant and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Registrant shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Registrant, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Registrant shall be employed by or shall perform services for the Registrant otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Registrant, the fact of his or her being a director or officer of the Registrant shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

In addition, under the Registrant’s bylaws, subject to Section 124 of the Act, every director and officer of the Registrant and his or her heirs, executors, administrators and other legal personal representatives shall from time be indemnified and save harmless by the Registrant from and against (a) any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and (b) all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Registrant.  The Registrant shall also indemnify any such person in other circumstances as the Act permits or requires.

The Registrant’s 2016 Stock Incentive Plan (the “2016 Plan”) provides that no member of the committee of the Board of Directors of the Registrant responsible for administration of the 2016 Plan shall be liable for any action, omission, or determination relating to the 2016 Plan and the Registrant shall indemnify and hold harmless each member of such committee and each other director or employee of the Registrant to whom any duty or power relating to the administration or interpretation of the 2016 Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the committee) arising out of any action, omission or determination relating to the 2016 Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Registrant.

The Registrant also carries liability insurance covering officers and directors.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

4.1	Articles of Amalgamation, dated July 1, 2013 (incorporated by reference to Exhibit 3.1.6 to the Registrant’s Form 10-K filed on March 10, 2014).

4.2	General By-law No. 1, as amended on April 29, 2005 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K filed on March 16, 2007).

4.3	MDC Partners Inc. 2016 Stock Incentive Plan, adopted by the shareholders of the Registrant on June 1, 2016. *

5.1	Opinion of Stikeman Elliott LLP, as to the legality of the Class A shares registered hereunder. *

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm. *

23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

*  Filed electronically herewith

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of June, 2016.

MDC PARTNERS INC.

By:	/s/ Scott L. Kauffman
	Name:	Scott. L Kauffman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints David Doft and Mitchell Gendel with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of June, 2016.

Signature	Title	Date

/s/ Scott L Kauffman	Chairman and Chief Executive	June 27, 2016
(Scott L. Kauffman)	Officer

/s/ David Doft	Chief Financial Officer	June 27, 2016
(David Doft)	and Principal Accounting Officer

/s/ Clare Copeland	Director	June 27, 2016
(Clare Copeland)

/s/ Larry Kramer	Director	June 27, 2016
(Larry Kramer)

/s/ Anne Marie O’Donovan	Director	June 27, 2016
(Anne Marie O’Donovan)

/s/ Irwin D. Simon	Presiding Director	June 27, 2016
(Irwin D. Simon)

/s/ Mitchell Gendel	Authorized U.S. Representative	June 27, 2016
(Mitchell Gendel, Esq.)

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Articles of Amalgamation, dated July 1, 2013	Incorporated by reference to Exhibit 3.1.6 to the Registrant’s Form 10-K filed on March 10, 2014

4.2	General By-law No. 1, as amended on April 29, 2005	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K filed on March 16, 2007

4.3	MDC Partners Inc. 2016 Stock Incentive Plan, adopted by the shareholders of the Registrant on June 1, 2016	Filed herewith

5.1	Opinion of Stikeman Elliott LLP, as to the legality of the Class A shares registered hereunder	Filed herewith

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Stikeman Elliott LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on signature page